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                                                                     Exhibit 3.4




                         AMENDED AND RESTATED BY-LAWS OF
                              PEN COAL CORPORATION

                                January 18, 1988


                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

         Sec. 1 - The annual meeting of stockholders of the corporation for the election of Management Committee Members and for the transaction of such other business as may properly come before the meeting shall be held on the _____ Monday in ______ of each year, if not a legal holiday, and if a legal holiday, on the next following secular day, and if the election is not held at the annual meeting, then the Management Committee shall call a special meeting for that purpose as soon thereafter as conveniently may be.

         Sec. 2 - Special Meetings - Special meetings of the stockholders may be called at any time by the President or by a majority of the Management Committee, or by stockholders holding together not less than one-tenth of the outstanding capital stock of the corporation entitled to vote at such meeting.

         Sec. 3 - Meetings of the stockholders may be held within or without the State of Tennessee at such place as the Management Committee may from time to time determine, and until otherwise determined, shall be held in the offices of the Company.

         Sec. 4 - Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual or special, shall be given to each stockholder of record of the corporation entitled to vote at such meeting, at least ten (10) days before the date on which the meeting is to be held, by personal service of such notice or by mailing such notice by United States Mail, postage prepaid, addressed to him at his last known post office address. No publication of notice of such meeting shall be required, and no notice of any meeting of stockholders shall be required to be given to any stockholder who shall attend such meeting in person or by proxy, or if any such stockholder shall waive notice of the meeting in writing. No notice of any adjourned meeting of stockholders need be given.

         Sec. 5 - Quorum - At all meetings of the stockholders of the corporation, a majority in interest of the corporation entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of those present in person or by proxy entitled to vote may adjourn the meeting to any later date, and at such adjourned meeting, at which a quorum may be present, any business may be transacted as might have been transacted at the meeting as originally called.

         Sec. 6 - Organization - At all meetings of the stockholders, the President, or in his absence, a Chairman chosen by stockholders holding a majority interest in stock represented at such meeting, shall act as Chairman. The Secretary of the corporation shall act as Secretary at all meetings of the stockholders, or in his absence, the Chairman of the meeting may appoint any person to act as Secretary.

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         Sec. 7 - Voting - At each meeting of the stockholders, every stockholder of the corporation shall be entitled to one vote for each share of the capital stock of the corporation held by him and registered in his or her name of the books of the corporation at the time of such meeting, unless otherwise provided by the Articles of Incorporation or these By-Laws. The vote on stock of the corporation may be given by the stockholders entitled thereto, in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder and delivered to the Secretary of the meeting. And at all meetings of the stockholders all questions shall be decided by a vote of the majority in interest of the stockholders of the corporation present in person or by proxy and entitled to vote, a quorum being present, unless otherwise specifically provided by law. In all voting for the Management Committee, the voting shall be by ballot signed by the stockholders or their proxy, unless such voting shall be waived by unanimous consent of those present.


                                   ARTICLE II

                              MANAGEMENT COMMITTEE

         Sec. 1 - General Powers - The property, affairs and business of the corporation shall be managed by a Management Committee which shall perform for all purposes the function and with the powers of a Board of Directors.

         Sec. 2 - Number, term of office, qualifications - The number of Members shall be five (5). The Members shall be elected annually and shall continue to hold office until their successors are respectively elected and qualified, or until resignation or removal in the manner hereinafter provided. In case of an increase in the number of Members, the additional Members shall serve until the first annual meeting of the stockholders held after such increase.

         Sec. 3 - Election of Members - At all meetings of the stockholders for the election of the Management Committee, at which a quorum is present, the persons receiving the greatest number of votes shall be the elected Members.

         Sec. 4 - Organization - At all meetings of the Management Committee, the President shall preside, or in his absence, a Chairman chosen by a majority of the Members present, shall preside. The Secretary of the corporation shall act as Secretary of the Management Committee. In the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

         Sec. 5 - Resignations - Any Management Committee Member of the corporation may resign at any time by giving written notice to the President or to the Secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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         Sec. 6 - Vacancies - Any vacancy in the Management Committee because of death, resignation, disqualification, or other cause, may be filled only by the stockholders at a special meeting thereof held for that purpose or at any regular meeting.

         Sec. 7 - Place of Meetings, etc. - The Management Committee may hold its meetings, have one or more offices, and keep books and records of the corporation, at such place or places within or without the State of Tennessee as the Committee may from time to time determine. In case the original stock and transfer books of the corporation are kept without said State, a duplicate of each thereof shall be kept at the principal office in this State.

         Sec. 8 - Officers - The Management Committee shall have power to elect or appoint all necessary officers and committees, to employ agents, to prescribe their duties, to remove any officer or employee, and generally to control all the officers of the corporation.

         Sec. 9 - Regular Meetings - Regular meetings of the Management Committee may be held without notice at such places and times as shall be determined from time to time by resolution of the Management Committee.

         Sec. 10 - Special Meetings - Special meetings of the Management Committee may be called by the President or by the Secretary, upon the written request of any two Committee Members, upon two (2) days notice thereof to each Member.

         Sec. 11 - Quorum and Manner of Acting - A majority of the Members in office at the time of any regular or special meeting of the Management Committee shall be present in person at such meeting in order to constitute a quorum for the transaction of business at such meeting, and, except matters the manner of deciding which is expressly regulated by statute, the act of a majority of the Members present at any such meeting, at which a quorum is present, shall be the act of the Management Committee. In the absence of a quorum, a majority of the Members present may adjourn the meeting from time to time until a quorum is had. Notice of an adjourned meeting need not be given. The Committee Members shall act only as a Committee and the individual Members shall have no powers as such.

         Sec. 12 - Removal of Committee Members - Any Member at any time may be removed from office, with or without cause, by the affirmative vote of a majority in interest of the stockholders of record of the corporation entitled to vote, given at a special meeting of the stockholders called for the purpose. And the vacancy in the Management Committee caused by any such removal may be filled by the stockholders at such meeting.


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                                   ARTICLE III

                                    OFFICERS

         Sec. 1 - The officers of the corporation shall be a President, an Executive Vice-President and Chief Operating Officer, a Vice-President of Finance, a Vice-President of Operations, a Vice-President of Sales, and a Vice-President and General Counsel, a Secretary and a Treasurer. The same person may be elected to fill more than one of said offices at the same time, except the same person may not be President and Secretary. The Management Committee may from time to time elect such additional Vice-Presidents and such Assistant Secretaries or Assistant Treasurers as they may choose, and such officers shall have such powers as the Management Committee may from time to time delegate to them.

         Sec. 2 - Election and Tenure of Office - The officers shall be elected by the Management Committee annually at the first meeting of the Committee after the annual election. They shall hold office, unless sooner removed by the Management Committee, until the election or appointment of their successors.

         Sec. 3 - President - The President shall, when present, preside at all meetings of the Management Committee, and act as temporary Chairman at and call to order all meetings of the stockholders; he shall have power to call special meetings of the stockholders and Management Committee for any purpose or purposes; appoint and discharge, subject to the approval of the Management Committee, employees and agents of the corporation and fix their compensation; and together with the Secretary, make and sign contracts and agreements in the name and on behalf of the corporation; and while the Management Committee is not in session he shall have the general management and control of the business and affairs of the corporation; and he shall generally do and perform all acts incident to the office of President, or which are authorized or required by law.

         Sec. 4 - Vice-Presidents:

         A) Executive Vice-President and Chief Operating Officer shall be vested with the primary responsibility for day to day oversight of all of the coal operations and sales, and preside at meetings in the absence of the President.

         B) Vice-President of Finance shall be primarily responsible for the preparation of the budget and oversight of the financial operations of the company.

         C) Vice-President of Operations shall be primarily responsible for acquisition and oversight of all of the mining operations of the company, the acquisition and operation of loading and transportation facilities, and the determination of qualities of coal purchased and sold by the companies.


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         D)   Vice-President of Sales shall be primarily responsible for coal sales, both domestic and international.

         E) Vice-President and General Counsel shall be primarily responsible for providing legal counsel and advice to the Committee Members and Officers of the company and of its subsidiaries; to provide or arrange for representation in litigation, arbitrations, or administrative procedures involving the company affairs or the affairs of its subsidiaries and to coordinate the efforts of outside counsel on the company's behalf; to advise with the Management Committee on settlement or the disposition of adversary proceedings involving the company or its subsidiaries. He shall be a non-voting ex officio member of the Management Committee.

         Sec. 5 - Secretary - The Secretary shall give or cause to be given notice of all meetings of the stockholders and Management Committee, and all other notices required to be given by law or these By-Laws, and in case of his absence, refusal or neglect so to do, any such notice may be given by any person directed to do so by the President or by the Management Committee or stockholders, upon whose request the meeting is called, as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the Management Committee in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Management Committee or the President. He shall have the custody of the seal of the corporation, if any, and shall affix the same to all instruments requiring it, when authorized by the Management Committee or the President, and attest the same, and he shall, unless otherwise determined by the Management Committee, have charge of the original stock books and stock ledger, and act as transfer agent in respect of the stock and securities of the corporation, and he shall perform all other duties incident to the office of a Secretary.

         Sec. 6 - Treasurer - The Treasurer shall have custody of the funds, securities, evidences of indebtedness and other valuable endorsements of the corporation, except as otherwise provided by the Management Committee; he shall receive and give or cause to be given receipts and acquittances for money paid in on account of the corporation and shall pay out of the funds on hand all just debts of the corporation, of whatever nature, upon the maturity of same, except as otherwise provided by the Management Committee; he shall enter or cause to be entered in the books of the corporation kept for that purpose full and accurate accounts of all monies received and paid out on account of the corporation, and whenever required by the President or the Management Committee, he shall render a statement of his cash account and such other statements as the Management Committee or President may from time to time direct. The Treasurer shall keep, or cause to be kept, such other books as will show a true record of the expenses, gains, losses, assets and liabilities of the corporation, and he shall, if required, give the corporation a bond for the faithful discharge of his duties, in such amount and with such surety as the Management Committee shall prescribe.


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                                   ARTICLE IV

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.


         Sec. 1 - Contracts - The President or the Executive Vice-President and Chief Operating Officer shall have the power to sign all contracts for which provision has been made in the budget for the year. The Management Committee may authorize any other officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Sec. 2 - Drafts, Checks, Etc. - All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the Management Committee.

         Sec. 3 - -Deposits - All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the President may select, unless a depository or depositories be specifically designated by the Management Committee.


                                    ARTICLE V

                                  CAPITAL STOCK

         Sec. 1 - Issue of Certificates of Stock - Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation, by the President, or Vice-President, and the Secretary of the corporation, certifying the number of shares owned by him in the corporation.

         Sec. 2 - Transfer of Shares - The shares of stock of the corporation shall be transferable only upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificate shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Management Committee may designate, by whom they shall be cancelled, and new certificate shall thereupon be issued. A record shall be made of each transfer. The Management Committee may close the transfer book for not exceeding twenty (20) days next preceding the day appointed for the payment of any dividend.


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                                   ARTICLE VI

                                      SEAL

         The Management Committee may provide a corporate seal which shall be circular in form and shall bear the full name of the corporation, and the words, "A Tennessee Corporation", but until the Management Committee adopts such a seal, the corporation may operate without a corporate seal.


                                   ARTICLE VII

                                   AMENDMENTS

         The stockholders, by the affirmative vote of the holders of a majority of the stock represented at any meeting at which there is a quorum, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of meeting, amend or alter any of these By-Laws. A copy of such amended By-Laws shall be sent to each stockholder within ten (10) days after the adoption of the same.


                                  ARTICLE VIII

                                WAIVER OF NOTICE

         Whenever notice is required to be given to stockholders or the Management Committee, and such notice may legally be waived, a waiver thereof, signed by the stockholders or Management Committee as the case may be, shall have the same force and effect as though notice had been duly given.


                                   ARTICLE IX

                 PROVISION RELATING TO COMPENSATION OF OFFICERS

         Any payments made to an officer of the corporation, such as salary, commission, expense reimbursement, or otherwise, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. In lieu of repayment by the officer, subject to the determination of the Management Committee, proportionate amounts may be withheld from his future compensation until the amount owed to the corporation shall have been recovered. Upon his election, each officer shall be notified of this By-Law provision.


                                    ARTICLE X

         The Management Committee is authorized to act without meeting, upon written consent, as provided in Section 48-18-202, Tennessee Code Annotated, when and as the Management Committee deems necessary.


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